Exhibit 99.12

[LETTERHEAD OF HOULIHAN LOKEY FINANCIAL ADVISORS, INC.]

December 11, 2012

The Board of Directors

Georgia Gulf Corporation

115 Perimeter Center Place, Suite 460

Atlanta, Georgia 30346

Re:	Registration Statements on Form S-4 of Georgia Gulf Corporation (“Georgia Gulf”) and Eagle Spinco Inc. (“Splitco”)

Dear Board of Directors:

Reference is made to our opinion letter (“opinion”), dated July 18, 2012.

Our opinion was provided for the use and benefit of the Board of Directors of Georgia Gulf (in its capacity as such) in connection with its evaluation of the proposed transaction with Splitco and may not be used for any other purpose without our prior written consent. We understand that Georgia Gulf has determined to include our opinion in its above-referenced Registration Statement and that such opinion also will be included in the above-referenced Registration Statement of Splitco.

In that regard, we hereby consent to the references to our opinion under the caption “THE TRANSACTIONS — Opinions of Georgia Gulf’s Financial Advisors — Houlihan Lokey Financial Advisors, Inc.” in, and to the inclusion of our opinion as Annex B to, the prospectus included in the Registration Statements. Notwithstanding the foregoing, it is understood that our consent is being delivered solely in connection with the filing of the Registration Statements and that our opinion is not to be used, circulated, quoted or otherwise referred to for any other purpose, nor is it to be filed with, included in or referred to in whole or in part in any other registration statement, proxy statement or any other document, except, in each instance, in accordance with our prior written consent.

In giving such consent, we do not thereby admit that we are experts with respect to any part of such Registration Statements within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ HOULIHAN LOKEY FINANCIAL ADVISORS, INC.

HOULIHAN LOKEY FINANCIAL ADVISORS, INC.